                            U.S. COMPUTER SERVICES
                         EMPLOYEE STOCK OWNERSHIP PLAN

                AMENDMENT NO. 11 TO AMENDED AND RESTATED PLAN

     WHEREAS, U.S. Computer services ("Company") maintains the U.S. Computer Services Employee Stock Ownership Plan ("Plan") for the benefit of its eligible Employees;

     WHEREAS, it is desirable to amend the Plan in connection with the proposed initial public offering ("IPO") of Company Stock;


     NOW, THEREFORE, the Plan is hereby amended, to become effective only as of the time in 1996 at which the IPO becomes effective, to read as follows:

     1. The definition of "Fair Market Value" in Section 2 is restated to read as follows:

     Fair Market Value ...........      The fair market value of Company
                                        Stock, as determined by the Committee
                                        bY reference to prevailing market
                                        prices.

     2. Section 7(b) is deleted from the Plan.

     3. Section 8, VOTING COMPANY STOCK, is restated to read as follows:

     Shares of Company Stock in the Trust shall be voted by the Trustee as provided in this Section 8. Each Participant (or Beneficiary) will be entitled to give confidential instructions to the Trustee as to the voting of any shares of Company Stock then allocated to his Company Stock Account on all matters presented for a vote of shareholders. Each Participant (or Beneficiary) having shares allocated to his Company Stock Account as of the record date for voting at a shareholder meeting shall be provided with the proxy statement and other materials furnished to the

Company's shareholders in connection with the shareholder meeting, together with a form upon which confidential voting instructions may be given to the Trustee. The voting instructions of individual Participants (or Beneficiaries) shall not be disclosed to the Company or the Committee. Any allocated shares of Company Stock with respect to which timely voting instructions are not received from Participants (or Beneficiaries), and any shares of Company Stock held by the Trust which are not then allocated to Participants, Company Stock Accounts, shall be voted by the Trustee in the manner directed by the Committee.

     4. Section 13 is amended by adding the following as a new subsection (c):

     (c) SALE OF COMPANY STOCK AND TRANSFER OF 401(K) PLAN - As part of the initial public offering of Company Stock in 1996, each Participant (or Beneficiary) having shares of Company Stock allocated to his Company Stock Account shall be given the opportunity to direct the Trustee to sell all or any portion of such shares in such offering (but only to the extent of his vested interest), subject to any pro-ration which may be required in connection with the offering. If a Participant directs the sale of Company Stock, the proceeds of each sale shall be transferred in cash by the Trustee to the 401(k) Plan for the benefit of the Participant; provided, however, that any such Participant who is no longer an employee shall be given the option of receiving a cash distribution of such proceeds.

     5. Section 14(a) is amended by adding the following as the third sentence thereof:

     Shares of Company stock distributed by the Trustee shall be readily tradable on an established securities market.

     6. Section 15 is amended by deleting subsections (a) and (b), and by redesignating subsection (c) as subsection (a).

     7. Section 18(c) is amended by deleting the paragraph (10), and be redesignating paragraph (11) as paragraph (10).

     To record the adoption of this Amendment No. 11, the Company this has caused it to be executed this____________________ day of ___________, 1996.

                                                    U. S. COMPUTER SERVICES



                                                    By_____________________